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                                                                   EXHIBIT 10.14

                                TALX CORPORATION
                          SECURITIES PURCHASE AGREEMENT


            This Securities Purchase Agreement (the "Agreement") is entered into as of the 28th day of November, 1990, by and among TALX Corporation, a Missouri corporation (the "Company"), and MiTek Industries, Inc., a Florida corporation ("MiTek"), Intech Group, Inc., a Missouri corporation ("Intech"), Gateway Venture Partners II, L.P., a Delaware limited partnership ("Gateway"), and Zinsmeyer Trusts Partnership ("Zinsmeyer," collectively with MiTek, Intech and Gateway, the "Purchasers").

                                    RECITALS

            1. The Company, MiTek, Intech and Gateway entered into a Preferred Stock Purchase Agreement dated December 23, 1987 pursuant to which Gateway purchased 526,440 shares of the Company's Series A Convertible Preferred Stock and, on December 15, 1988, Zinsmeyer became a signatory to the Preferred Stock Purchase Agreement and purchased 26,316 shares of the Company's Series A Convertible Preferred Stock.

            2. The Purchasers and the Company entered into an Amended and Restated Preferred Stock Purchase Agreement (the "Amended Preferred Stock Agreement") dated as of December 23, 1988 pursuant to which the Preferred Stock Purchase Agreement was amended and restated, Missouri Venture Partners II, L.P., now a dissolved Missouri limited partnership, purchased 394,737 shares of the Company's Series A Convertible Preferred Stock and the rights of all stockholders of the Company were further defined.

            3. The Company, MiTek, Intech, Gateway, Zinsmeyer and certain other investors entered into a Debenture Purchase Agreement (the "Debenture Agreement") dated May 11, 1990 pursuant to which those investors purchased Subordinated Convertible Debentures in the aggregate principal amount of $620,000 (the "Debentures") and Warrants (the "Debenture Warrants") to purchase equity securities of the Company.

            4. Pursuant to the terms of the Debentures, on November 9, 1990, the Company paid its September 30, 1990 interest payment on the Debentures by issuing 8,339 shares of Series A Convertible Preferred Stock to the holders of the Debentures.

            5. As of November 12, 1990, MiTek, Intech, Gateway and Zinsmeyer converted the Debentures and exercised a portion of the Debenture Warrants and received 425,858 shares of the Company's Series A Convertible Preferred Stock.

            6. In accordance with the terms and subject to the conditions of this Agreement, the Purchasers desire to purchase an aggregate of 236,873 shares of Series B Convertible Preferred Stock, par value $0.0625 per share, of the Company and warrants to purchase an aggregate of 4,737,460 shares of Series C Convertible Preferred Stock, par value $0.0625 per share, of the Company.

                              TERMS AND CONDITIONS

            NOW, THEREFORE, in consideration of the mutual promises, covenants, and conditions set forth herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            1.1 "Act" means the Securities Act of 1933, as amended.

            1.2 "Agreement," "hereof" and "hereunder" and words of similar import means this Securities Purchase Agreement, as it may be amended from time to time.

            1.3 "Amended Preferred Stock Agreement" shall have the meaning set forth in the preamble hereof.

            1.4 "Articles" means the Amended and Restated Articles of Incorporation of the Company which set forth the terms of the Stock, attached hereto as Exhibit A.

            1.5 "Closing" shall have the meaning specified in Section 2.2 hereof.

            1.6 "Commission" means the Securities and Exchange Commission.

            1.7 "Common Equity Securities" means shares of Common Stock or other securities of the Company convertible or exchangeable into Common Stock.

            1.8 "Common Stock" means shares of the Company's Common Stock, par value $0.0625 per share.
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            1.9 "Conversion Stock" means the Common Stock issuable upon conversion of the Stock and the Exercise Stock.

            1.10 "Debentures" shall have the meaning set forth in the preamble hereof.

            1.11 "Debenture Agreement" shall have the meaning set forth in the preamble hereof.

            1.12 "Debenture Warrant" shall have the meaning set forth in the preamble hereof.

            1.13 "Eligible Investor" means any Purchaser or any transferee who has acquired the Stock or Conversion Stock in a transaction not involving a public offering.

            1.14 "Equity Securities" means any securities having voting rights in the election of the Company's Board of Directors not contingent upon default, or any securities evidencing an ownership interest in the Company, or any securities convertible into or exercisable for any shares of the foregoing or any agreement or commitment to issue any of the foregoing.

            1.15 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

            1.16 "Exercise Price" means the price payable for one share of Common Stock upon exercise of the Warrants.

            1.17 "Exercise Stock" means the 4,737,460 shares of Series C Preferred Stock issued or issuable upon exercise of the Warrants.

            1.18  "Founders" shall mean MiTek and Intech.

            1.19 "Maximum Portion" shall have the meaning set forth in
Section 8.1 hereof.

            1.20 "Offered Securities" shall have the meaning set forth in
Section 8.2 hereof.

            1.21 "Preferred Stock" means the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, collectively.

            1.22 "Purchase Price" means the purchase price paid by each Purchaser for the Stock and the Warrants being purchased by such Purchaser as set forth on Schedule 1 hereto.

            1.23 "Purchasers" shall have the meaning set forth in the preamble hereof.

            1.24 "Remaining Shares" shall have the meaning set forth in
Section 8.3 hereof.

            1.25 "Series A Preferred Stock" means the Series A Convertible Preferred Stock, par value $0.0625 per share, of the Company.

            1.26 "Series B Preferred Stock" means the Series B Convertible Preferred Stock, par value $0.0625 per share, of the Company.

            1.27 "Series C Preferred Stock" means the Series C Convertible Preferred Stock, par value $0.0625 per share, of the Company.

            1.28 "Selling Investor" shall have the meaning set forth in
Section 8.3 hereof.

            1.29 "Stock" means the 236,873 shares of Series B Preferred Stock of the Company, sold to the Purchasers by the Company pursuant to this Agreement.

            1.30 "Warrants" means warrants issued by the Company to the Purchasers pursuant to this Agreement that will enable the Purchasers to purchase an aggregate of 4,737,460 shares of Series C Preferred Stock. A form of Warrant is attached hereto as Exhibit B.

                                   ARTICLE II

                                PURCHASE AND SALE

            2.1 Sale and Issuance of Stock and Warrants. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, severally and not jointly, the Stock and the Warrants set forth opposite such Purchaser's name on
Schedule 1 hereto for the respective Purchase Prices set forth therein.

            2.2 Closing. The purchase and sale of the Stock and the Warrants (the "Closing") shall take place on November 28, 1990 at 10:00 A.M. at the offices of Bryan, Cave, McPheeters & McRoberts, St. Louis, Missouri or at such other time, date or place as the Company and the Purchasers shall mutually agree. At the Closing, the Company shall deliver to each Purchaser a single certificate representing the shares of the Stock that each Purchaser is
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purchasing and a single Warrant evidencing the Warrants being purchased by such
Purchaser, in each case against delivery to the Company by each Purchaser of the applicable Purchase Price in the form of a cashier's or certified check drawn on a bank headquartered in St. Louis, Missouri, or by wire transfer, and payable to the Company in the amount of the Purchase Price.

                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            Subject to and except as specifically disclosed by the Company in Exhibit C hereto, the Company hereby makes the following representations and warranties, each of which is true and correct as of the date hereof, and each of which shall survive the Closing.

            3.1 Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri, has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted, and is qualified as a foreign corporation and is in good standing in all other jurisdictions in which such qualification is required; provided, however, that the Company need not be qualified in a jurisdiction unless its failure to qualify would have a material adverse effect on its operations or financial condition.

            3.2   Capitalization.

                  (a) The authorized capital stock of the Company consists of
(i) 8,700,000 shares of Preferred Stock, of which (A) 2,373,000 shares have been designated as Series A Preferred Stock and 1,984,278 shares are issued and outstanding; (B) 327,000 shares have been designated as Series B Preferred Stock and no shares are issued and outstanding; and (C) 6,000,000 shares have been designated as Series C Preferred Stock and no shares are issued and outstanding; and (ii) 65,300,000 shares of Common Stock of which 512,290 shares are issued and outstanding. The rights, privileges and preferences of the Preferred Stock are as stated in Exhibit A.

                  (b) All of the issued and outstanding shares of Preferred Stock and Common Stock are validly issued, fully paid and nonassessable. Except for (i) 138,724 shares of Common Stock reserved for issuance to employees of the Company pursuant to the Company's option plans, of which options to purchase 61,500 shares have been issued to employees; (ii) 1,984,278 shares of Common Stock reserved for issuance upon conversion of presently outstanding shares of Series A Preferred Stock; (iii) warrants to purchase 36,000 shares of Common Stock issued to William W. Canfield; (iv) Debenture Warrants to purchase 63,614 shares of Series A Preferred Stock; and (v) the rights created under this Agreement and the Amended Preferred Stock Agreement, there will be no options, warrants, convertible subordinated debentures, conversion privileges, preemptive rights or other rights presently outstanding to purchase or otherwise acquire any of the authorized but unissued capital stock of the Company.

           3.3 Subsidiaries. The Company does not own or control, directly or indirectly, and is not under common control with, any other corporation, association, or other business entity.

           3.4 Authorization. All corporate action on the part of the Company and its officers, directors and shareholders necessary for the execution, delivery and performance of all obligations of the Company under this Agreement and for authorization, issuance and delivery of the Stock, the Warrants, the Exercise Stock and the Conversion Stock has been taken prior to the Closing. When duly executed by the Company, and assuming due authorization, execution and delivery by the other parties hereto, this Agreement shall constitute a valid and legally binding obligation of the Company enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws affecting the enforcement of creditor's rights generally or by principles of equity jurisprudence and, with respect to rights of indemnity, subject to federal and state securities laws.

            3.5 Validity of Stock. The Stock and the Warrants, when issued, sold and delivered in accordance with the terms of this Agreement, the Exercise Stock, when issued upon exercise of the Warrants against payment of the Exercise Price, and the Conversion Stock, when issued upon conversion of the Stock and the Exercise Stock, shall be duly authorized and validly issued, fully paid and nonassessable and will be free of any liens or encumbrances.

            3.6 Liabilities. The Company has no indebtedness for borrowed money that the Company has directly or indirectly created, incurred, assumed or guaranteed, or with respect to which the Company has otherwise become directly or indirectly liable. Except as disclosed on the financial statements, the Company has no other material liability or obligation, absolute or contingent, except for liabilities incurred in the ordinary course of its business, none of which individually exceeds $50,000.

            3.7 Title to Property and Assets. Except for (a) liens for current taxes not yet delinquent, (b) liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen, and the like, (c) liens in respect of pledges or deposits under workers' compensation laws or similar legislation, or (d) minor defects in title, none of which, individually or in the aggregate, materially interferes
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with the use of such property, the Company owns its property free and clear of all mortgages, liens, loans and encumbrances. With respect to the property it leases, to the best of its knowledge the Company is in compliance with such leases and holds a valid leasehold interest free of any liens, claims and encumbrances, subject to clauses (b) and (c) above.

            3.8 Governmental Consents. To the best of the Company's knowledge, all consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with any federal or state governmental authority on the part of the Company required in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained prior to, and be effective as of, the Closing.

            3.9 Compliance with Other Instruments. The Company is not in violation of any provisions of its Articles or Bylaws as amended and in effect on the Closing, or, in any material respect, of any provision of any material mortgage, indenture, contract, agreement, instrument, judgment or decree to which it is a party, or, to the best of its knowledge, of any provision of any federal or state judgment, writ, decree, order, statute, rule or governmental regulation applicable to the Company. The execution, delivery and performance of this Agreement will not result in any such violation or be in conflict with or constitute a default under any such provision. There is no such provision that materially and adversely affects, or in the future may (so far as the Company can now foresee) materially and adversely affect, the Company's business, prospects, condition, affairs, operations, properties or assets.

            3.10 Misleading Statements. No representation or warranty by the Company in this Agreement (or in any written statement or certificate furnished or to be furnished to the Purchasers pursuant to this Agreement), when taken together, contains any untrue statement of a material fact or omits a material fact necessary in such context to make the statements made not misleading.

            3.11 Litigation. There is no action, proceeding or investigation pending or to the best of the Company's knowledge, threatened against the Company before any court or agency (or any basis therefor) known to the Company that might result, either individually or in the aggregate in any material adverse change in the business prospects, condition, affairs, operations, properties or assets of the Company or in any material liability on the part of the Company or in any way questions the validity of this Agreement or any actions taken or to be taken in connection therewith.

            3.12 Patents; Trademarks. To the best of its knowledge and belief (but without having conducted any special investigation or search), the Company owns or possesses, has access to, or can become licensed on reasonable terms under, all patents, inventions, trademarks, trade names, copyrights, licenses, information, know-how, proprietary rights and processes necessary for the lawful conduct of its business as now conducted and as proposed to be conducted, without any infringement of or conflict with the rights of others.

            3.13 Taxes. The Company has accurately prepared and timely filed all United States income tax returns and all state and municipal tax that are required to be filed by it and has paid or made provision for the payment of all taxes that have become due pursuant to such returns. No deficiency assessment or proposed adjustment of the Company's United States income tax or state or municipal taxes is pending and the Company has no knowledge of any proposed liability for any tax to be imposed upon its properties or assets for which there is not an adequate reserve reflected in the Company's financial statements referred to in Section 3.17 of this Agreement.

            3.14 Employees. The Company does not have any employment contracts with any of its employees not terminable at will and does not have any collective bargaining agreements covering any of its employees.

            3.15 Insurance. The Company has fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed. The Company owns and is the beneficiary under a policy of term life insurance in the amount of $2 million on the life of William W. Canfield.

            3.16 Registration Rights. Except as set forth in this Agreement, the Debenture Agreement and the Amended Preferred Stock Agreement, the Company is not under any obligation under the Act to register any of its presently outstanding securities or any of its securities that may subsequently be issued.

            3.17 Financial Statements. The Company has furnished the Purchasers with copies of the Company's audited balance sheet as of March 31, 1990 and the related audited statements of income and cash flows for the year then ended and the notes thereto, which fairly reflect the financial position of the Company as of the date indicated and the results of its operations and cash flows for the period indicated, in all material respects, are in accordance with the books and records of the Company (which are, in turn, true, correct and accurate in all material respects) and have been prepared in accordance with generally accepted accounting principles consistently applied.

                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

            Each Purchaser, severally and not jointly, hereby represents and
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warrants to the Company that:

            4.1 Organization and Standing. It is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

            4.2 Authorization. All action on the part of such Purchaser necessary for the authorization, execution, delivery and performance of all of its obligations under this Agreement has been taken prior to the Closing. The Agreement, when executed and delivered by it and assuming due authorization, execution and delivery by the other parties hereto, shall constitute a valid and legally binding obligation of such Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws affecting the enforcement of creditor's rights generally or by principles of equity jurisprudence and, with respect to rights of indemnity, subject to federal and state securities laws.

            4.3 Governmental Consents. To the best of its knowledge, all consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations or filings with any federal or state governmental authority required on the part of such Purchaser in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained prior to, and be effective as of, the Closing.

            4.4 Compliance with Other Instruments. The execution, delivery and performance of this Agreement will not result in the violation of any provisions of its corporate governance or partnership instruments or to the best of such Purchaser's knowledge, in any material respect, of any material mortgage, indenture, contract, agreement, instrument, judgment or decree to which such Purchaser is a party, or to the best of such Purchaser's knowledge of any provision of any federal or state judgment, writ, decree, order, statute, rule or governmental regulation application to such Purchaser.

            4.5   Federal and Other Securities Laws.

                  (a) Each Purchaser acknowledges that this Agreement is made in reliance upon it's representation to the Company that the shares of the Stock, the Warrants, the Exercise Stock and the Conversion Stock to be received by it will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that it has no present intention of selling, granting participation in, or otherwise distributing any of these securities. Each Purchaser further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person, or to any third person with respect to the Warrants or any of the shares of the Stock, the Exercise Stock or the Conversion Stock.

                  (b) Each Purchaser understands that the Stock and the Warrants are not, and the Exercise Stock and Conversion Stock at the time of issuance may not be, registered under the Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Act pursuant to Section 4(2) thereof, and that the Company's reliance on such exemption is predicated on the representations set forth herein.

                  (c) Each Purchaser represents that it is experienced in evaluating and investing in high technology companies such as the Company, is able to fend for itself in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment. Each Purchaser further represents that it has had access, during the course of the transaction and prior to its purchase of the securities to be purchased hereunder, to the same kind of information that would be provided in a registration statement filed by the Company under the Act and that it has had, during the course of the transaction and prior to such purchase, the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the offering and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access.

                  (d) Each Purchaser understands that the Stock, the Warrants, the Exercise Stock and the Conversion Stock may not be sold, transferred or otherwise disposed of without registration under the Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Stock, the Warrants, the Exercise Stock and the Conversion Stock, or an available exemption from registration under the 1933 Act, the Stock, the Warrants, the Exercise Stock and the Conversion Stock must be held indefinitely. Each Purchaser is aware that the Stock, the Warrants, the Exercise Stock and the Conversion Stock may not be sold pursuant to Rule 144 promulgated under the Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 is the availability of current information to the public about the Company. Such information is not now available and the Company has no present plans to make such information available. Each Purchaser represents that, in the absence of an effective registration statement covering the Stock, the Warrants, the Exercise Stock and the Conversion Stock, it will sell, transfer or otherwise dispose of the Stock, the Warrants, the Exercise Stock and the Conversion Stock
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only in a manner consistent with its representations set forth herein and then only in accordance with the provisions of paragraph 4.5(e) hereof.

                  (e) Each Purchaser agrees that in no event will it make a transfer or disposition of any of the Stock, the Warrants, the Exercise Stock and the Conversion Stock (other than pursuant to an effective registration statement under the Act), unless and until it shall have notified the Company of
(i) the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the disposition, and (ii) if requested by the Company, at its expense or the expense of the transferee, it shall have furnished to the Company an opinion of counsel, reasonably satisfactory to the Company, to the effect that such transfer may be made without registration under the Act.

            4.6 Legends; Stop Transfer. All certificates for Warrants and the shares of the Stock, the Exercise Stock and the Conversion Stock shall bear the following legend:

            "These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of an effective registration statement as to the securities under said Act or an opinion of counsel satisfactory to the Company that such registration is not required."

The certificates shall also bear any legend required by any applicable state securities law. In addition, the Company shall make a notation regarding the restrictions on transfer of the Stock, the Warrants, the Exercise Stock and the Conversion Stock in its stock books, and such securities shall be transferred on the books of the Company only if transferred or sold pursuant to an effective registration statement under the Act covering such securities or pursuant to and in compliance with the provisions of paragraph 4.5(e) hereof.

                                    ARTICLE V

                              CONDITIONS TO CLOSING

            5.1 Conditions to Each Purchaser's Obligations at Closing. The obligations of each Purchaser set forth in Article II of this Agreement are subject to the fulfillment on or before Closing of each of the following conditions:

                  (a) The representations and warranties of the Company contained in Article III shall be true and correct in all material respects on and as of the Closing with the same force and effect as if they had been made at the Closing.

                  (b) The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it on or before the Closing.

                  (c) All authorizations, approvals, or permits, if any, of any governmental authorities or regulatory bodies of the United States or of any state that are required in connection with the lawful issuance and sale of the Stock, the Warrants and the lawful issuance of the Exercise Stock and Conversion Stock pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing.

                  (d) All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be in form and substance satisfactory to each Purchaser and its counsel.

            5.2 Conditions to the Company's Obligations at Closing. The obligations of the Company under Article II of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

                  (a) The representations and warranties of each Purchaser contained in Article IV shall be true on and as of the Closing with the same force and effect as if they had been made at the Closing.

                  (b) All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Stock and the Warrants and the lawful issuance of the Exercise Stock and Conversion Stock pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing.

                  (c) All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be in form and substance satisfactory to the Company and Bryan, Cave, McPheeters & McRoberts, its counsel, and the Company shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

                                   ARTICLE VI

                               REGISTRATION RIGHTS

            The Company hereby grants to the Purchasers as to Common Stock issuable upon conversion of the Series B Shares, the Series C Shares or any other securities issuable upon exercise of the Warrants, respectively, the same rights to registration under the 1933 Act and state securities laws as the rights granted in paragraph 7 of the Amended Preferred Stock Agreement to the "Holders" described therein with respect to Common Stock issuable upon conversion of the Series A Shares issued pursuant to the Amended Preferred Stock Agreement, the provisions of which paragraph are hereby incorporated in this Agreement by this reference. The parties hereto agree that, as used in paragraph 7 of the Amended Preferred Stock Agreement, the term "Registrable Securities" shall, after the Closing, be deemed to include Common Stock issuable upon conversion of the Series B Shares, the Series C Shares or other securities issuable as aforesaid upon exercise of the Warrants issued at such Closing.

                                   ARTICLE VII

                            COVENANTS OF THE COMPANY

            7.1 Application of Net Proceeds from Sale of the Stock and the Warrants. The Company shall use the net proceeds from the sale of the Stock and the Warrants, after payment of reasonable costs associated with such sale, for general corporate purposes authorized by the Board of Directors.

            7.2 Reservation of Underlying Common Stock. The Company shall keep reserved the total number of shares of its Common Stock issuable upon conversion of the Stock or the Exercise Stock at any time.

                                  ARTICLE VIII

         ADDITIONAL AGREEMENTS BETWEEN THE COMPANY AND THE PURCHASERS

            8.1 Right of First Refusal With Respect to Primary Issuances.

                  (a) The Right. If at any time prior to the expiration of the period set forth in Section 8.1(f), the Company should reach an agreement with one or more potential investors, acceptable to the Company, to issue and sell, in a transaction not registered under the Act in reliance upon a claimed exemption thereunder, any Equity Securities, it shall give each Eligible Investor the first right to purchase up to that amount of Equity Securities which would maintain its percentage ownership in the Common Stock on a fully-diluted basis on the same terms as the Company is willing to sell such Equity Securities to such potential investors. Each Eligible Investor's pro rata share of the Equity Securities shall be such fraction of the Equity Securities to be issued as will enable such Eligible Investor to maintain its percentage interest in the Common Stock on a fully diluted basis prior to the proposed issuance of Equity Securities.

                  (b) Notice. Prior to any sale or issuance by the Company of any Equity Securities, the Company shall notify each Eligible Investor in writing of its intention to call and issue such securities, setting forth the terms under which it proposes to make such sale. Such notice shall be signed by the potential investors to whom the Company intends to issue and sell the Equity Securities and shall indicate the potential investors' concurrence with the description of the terms. Within 30 days after receipt of such notice, each Eligible Investor shall notify the Company as to the maximum amount of the Equity Securities so offered that such Eligible Investor desires to purchase. If such investor is a partnership, each Eligible Investor shall be entitled to apportion Equity Securities to be purchased among its partners and affiliates upon liquidation and winding up of such investor as a limited partnership, provided that such Eligible Investor notifies the Company of such allocation. If the Eligible Investors as a group do not purchase the maximum portion of the Equity Securities to which they are entitled pursuant to this Section 8.1 (the "Maximum Portion"), each such Eligible Investor who exercised an option to purchase additional shares may, within 10 days after the expiration of the 30-day option, exercise an option to purchase certain of the remaining shares in the Maximum Portion. In the case of a single Eligible Investor, its option shall be to purchase up to all of the remaining shares in the Maximum Portion. In the case of two or more Eligible Investors, each such Eligible Investor's option shall be to purchase that proportion of the remaining shares of the Maximum Portion which equals the proportion which the number of shares owned by each such Eligible Investor bears to the total number of shares then owned by all of the Eligible Investors exercising this secondary option. The Eligible Investors and the Company shall purchase and sell the Equity Securities at the same time as Equity Securities are sold to the investors described in Section 8.1(a).

                  (c) Failure to Notify. If, within 40 days after the Company gives its aforesaid notice to the Eligible Investors, the Eligible Investors as a group do not notify the Company that they desire to purchase the Maximum Portion of the Equity Securities described in such notice upon the terms and conditions set forth in such notice, then the Company may, during a period of 90 days following the end of such 40 day period, sell and issue the portion of the Equity Securities which the Eligible Investors are not entitled to purchase pursuant to Section 8.1 and such additional Equity Securities as to which the Eligible Investors do not indicate a desire to purchase to the investors with whom the agreement had been reached at a price and upon terms and conditions no more favorable in any material respect to such investors than those set forth in the notice to the Eligible Investors. In the event that the Company has not sold all such Equity Securities to such investors within such 90-day period, the Company shall not thereafter issue or sell any Equity Securities without first offering such Equity Securities to the Eligible Investors in the manner provided above.

                  (d) Payment. If an Eligible Investor gives the Company notice that it desires to purchase any of the Equity Securities offered by the Company, then payment for the Equity Securities shall be by bank cashier's or certified check or wire transfer against delivery of the securities at the executive offices of the Company at the time of the scheduled closing therefor. The Company shall take all such action (except registration under the 1933 Act) as may reasonably be required by any regulatory authority in connection with the exercise by an Eligible Investor of the right to purchase Equity Securities as set forth in this Section 8.1, provided, however, the Company shall not be required to sell any Equity Securities if such sale would result in a violation of applicable securities laws if the Company has taken such action as aforesaid.

                  (e) Limitation. The right of first refusal in this Section 8.1 shall not apply to the issuance by the Company of:

                        (i) up to 138,724 shares of Common Stock (such number subject to adjustment for changes in capitalization) reserved for issuance to employees, officers, directors and consultants pursuant to transactions approved by the Company's Board of Directors;

                        (ii) all shares of Series A Preferred Stock issued upon the exercise of presently outstanding warrants therefor;

                        (iii) the Stock or the Exercise Stock;

                        (iv) the Conversion Stock and all shares of Common Stock issued upon conversion of any shares of the Company's Series A Preferred Stock outstanding on the date hereof or issuable pursuant to exercise of the Debenture Warrants;

                        (v) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of all or substantially all of the assets or other reorganization; and

                        (vi) 36,000 shares of Common Stock issued to William W. Canfield pursuant to warrants.

                  (f) Termination. The right of first refusal contained in this
Section 8.1 shall terminate (i) immediately prior to the closing of the Company's first firmly underwritten public offering registered under the 1933 Act with aggregate proceeds to the Company of at least $5,000,000 and an offering price per share to the public equal to or greater than 2 times the price at which Series A Preferred Stock was first issued, appropriately adjusted for stock dividends, stock splits, stock combinations and the like, or (ii) upon shareholder approval of any merger or consolidation of the Company with any other corporation in which the Company is not the surviving entity, provided that, if such merger or consolidation is not consummated, the right of first refusal shall be deemed restored and reinstated to full force and effect.

            8.2 Right of First Refusal With Respect to Shares Held by MiTek and Intech.

                  (a) The Right. If at any time either or both of the Founders propose to sell shares of Common Stock or other securities of the Company convertible or exchangeable into Common Stock (hereinafter "Common Equity Securities") to one or more third parties, then such Founder shall first grant each Eligible Investor the right to purchase its pro rata share (or any part thereof) of all of the such securities (the "Offered Securities") on the same terms as the Founder is willing to sell such Common Equity Securities to such third party or parties. Each Eligible Investor's pro rata share of the Offered Securities shall be a fraction of the Offered Securities, of which the aggregate purchase price of all securities acquired by the Eligible Investor from the Company which are held by the Eligible Investor on the date of the Founder's written notification referred to in Section 8.2(b) below (the "Notice Date" ) shall be the numerator, and the aggregate purchase price of all securities acquired by the Eligible Investors, as a group, from the Company which are held by the Eligible Investors on the Notice Date shall be the denominator. For purposes of this subparagraph (a), the stock of the Company shall be arithmetically adjusted for stock dividends, stock splits, recapitalizations and the like. Notwithstanding the foregoing, the Founders shall have no obligation to sell Common Equity Securities to the Eligible Investors unless the Eligible Investors have agreed in the aggregate, to purchase all Common Equity Securities that the Founders then propose to sell.

                  (b) Notice. Prior to any sale by any Founder of any Common Equity Securities, the Founder shall notify each Eligible Investor, in writing, of such Founder's intention to sell such securities, setting forth the terms under which he proposes to make such sale. Such notice shall be signed by the third parties to whom the sale, assignment or transfer is proposed and shall indicate the third parties' concurrence with the description of the terms of the sale, assignment or transfer. Within 30 days after receipt or such Notice, each Eligible Investor shall notify the Founder as to the maximum amount of the Offered Securities such Eligible Investor desires to purchase. Each Eligible Investor shall be entitled to apportion Offered Securities to be purchased among its partners and affiliates, provided that such Eligible Investor notifies the Founder of such allocation. If the Eligible Investors as a group do not elect to purchase all the Offered Securities pursuant to this paragraph 8.2, each such Eligible Investor who exercised an option to purchase Offered Securities may, within 10 days after the expiration of the 30-day option, exercise an option to purchase certain of the remaining Offered Securities as to which the primary option to purchase had not been exercised. In the case of a single Eligible Investor, its option shall be to purchase up to all of the remaining shares. In the case of two or more Eligible Investors, each such Eligible Investor's option shall be to purchase that proportion of the remaining shares which equals the proportion which the number of shares owned by each such Eligible Investor bears to the total number of shares then owned by all of the Eligible Investors exercising this secondary option. The Eligible Investors and the Founder shall actually purchase and sell the Offered Securities within 40 days of the date of the Founder's notice to the Eligible Investors. If an Eligible Investor gives the Founder notice that it desires to purchase any of the Offered Securities, then payment for the Offered Securities shall be by bank cashier's or certified check or wire transfer, against delivery of the securities at a place agreed upon between the parties and at the time of the scheduled closing therefor.

                  (c) Failure to Notify. If, within 40 days after a Founder gives its aforesaid notice to the Eligible Investors, the Eligible Investors as a group do not notify the Founder that they elect to purchase the all of the Common Equity Securities described in such notice on the terms set forth therein, then, subject to Section 8.3, Founder may during the 90 days following the end of such 40-day period, sell such Offered Securities to the third parties with whom the agreement was reached at a price and upon terms and conditions no more favorable in any material respect to such third parties as those set forth in the notice to the Eligible Investors. In the event the Founder has not sold such Offered Securities within such 90-day period, the Founder shall not thereafter sell any Common Equity Securities without first offering such securities to the Eligible Investors in the manner provided above.

            8.3 Right of Co-Sale.

                  (a) The Right. If at any time any Founder proposes to sell shares of Common Equity Securities pursuant to a bona fide offer from a party or parties other than the Eligible Investors, and the Eligible Investors as a group do not exercise their right of first refusal for the Offered Securities pursuant to the preceding Section 8.2, then any Eligible Investor (a "Selling Investor") which notifies such Founder in writing within 30 days after receipt of the notification from such Founder referred to in Section 8.2(b), shall have the opportunity to sell a pro rata portion of Common Equity Securities which the Founder proposes to sell to such third party; whereupon the Founder shall assign so much of its interest in the agreement of sale as the Selling Investor shall be entitled to and shall request hereunder, and the Selling Investor shall assume such part of the obligations of the Founder under such agreement as shall relate to the sale of the securities by the Selling Investor. For the purposes of this Section 8.3, the "pro rata portion" which the Selling Investor shall be entitled to sell shall be an amount of Common Equity Securities (assuming the conversion of all such securities to Common Stock) equal to a fraction of the total amount of Common Equity Securities (assuming the conversion of all such securities to Common Stock) proposed to be sold, the numerator of which is the aggregate of all securities acquired by a Selling Investor from the Company which are then held by the Selling Investor and the denominator is the aggregate of all securities acquired by the Selling Investors, as a group, from the Company which are then held by the Selling Investors and the aggregate of all securities acquired by the selling Founder from the Company which are then held by such Founder. Each Selling Investor shall notify the Founder whether it elects to sell an amount equal to, more than or less than its pro rata share of the Common Equity Securities so offered. Each such Selling Investor who exercised its right to sell pursuant to this Section 8.3 may, within 10 days after the expiration of the 30-day period specified in this Section 8.3(a), exercise the right of co-sale for up to a pro-rata portion of all those shares of Common Equity Securities that were subject to the right of co-sale under this
Section 8.3, but for which the Eligible Investors did not exercise such right of co-sale (the "Remaining Shares"). In the case of a single Selling Investor, its right of co-sale shall be to sell up to all of the Remaining Shares. In the case of two or more Selling Investors, each such Selling Investor's right of co-sale shall be to sell that proportion of the Remaining Shares which equals that proportion which the number of shares (assuming conversion of all such shares to Common Stock) owned by each such Selling Investor bears to the total number of shares then owned by all Selling Investors exercising this secondary right of co-sale. Each Selling Investor shall be entitled to apportion Common Equity Securities to be sold among its partners and affiliates, provided that such Selling Investor notifies the Founder of such allocation.

                        (b)   Failure to Notify.  If within 40 days
after the Founder gives the aforesaid notice to the Eligible Investors, the Eligible Investors do not notify the Founder that they desire to sell all of their pro rata portions of the Common Equity Securities described in such notice at the price and on the terms and conditions set forth therein, then such Founder may, subject to Section 8.2, sell during the 90-day period set forth in
Section 8.2(c) such Common Equity Securities as to which the Eligible Investors do not indicate a desire to sell to other persons at the same price and upon the same terms and conditions as those set forth in the notice. In the event such Founder has not sold the Common Equity Securities within the period set forth in
Section 8.2(c), the Founder shall not thereafter sell any Common Equity Securities without first notifying the Eligible Investors in the manner provided above.

            8.4 Limitations to Rights of First Refusal and Co-Sale. Without regard and not subject to the provisions of Sections 8.2 and 8.3:

                  (a) Founders may sell or otherwise assign for consideration or gift Common Equity Securities to any or all of their successors, shareholders or affiliates, provided that each such transferee or assignee, prior to the completion of the sale, transfer, gift or assignment, shall have executed documents assuming the obligations of the Founder under this Agreement with respect to the transferred securities; and

                  (b) Founders may sell or transfer Common Equity Securities in a public offering of securities of the Company registered under the 1933 Act having gross offering proceeds of at least $5,000,000 and an offering price per share of at least 2 times the price at which Series A Preferred Stock was first issued (adjusted for stock splits, stock dividends, reorganizations and the like from the date hereof).

            8.5 Legends. All instruments evidencing Common Equity Securities held by Founders shall be legended, describing the obligations of Founders under this Article VIII.

            8.6   Termination.

                  (a) The obligations of Founders under this Article VIII shall terminate and be of no further force and effect upon any event described in
Section 8.1(f) of this Agreement.

                  (b) Notwithstanding any other provision of this Section 8 to the contrary, the obligations under Section 8.3 shall terminate as to any Founder at such time as such Founder beneficially owns fewer than 20% of the Company's outstanding Common Equity Securities. "Beneficial ownership" shall be determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act.

            8.7 Assignment. Upon written notice to the Founders, the rights granted pursuant to this Article VIII may be assigned by an Eligible Investor or its transferees upon a sale or transfer (other than a sale thereof to the public) of the Stock, the Exercise Stock or the Conversion Stock held by any such Eligible Investor provided that any transferee of an Eligible Investor shall agree to become subject to the obligations of the Eligible Investors hereunder.

                                   ARTICLE IX

                                  MISCELLANEOUS

            9.1 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof.

            9.2 Binding Effect; Assignment. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties, except as otherwise provided in this Agreement and except that no rights shall be transferred to a purchaser of the Stock sold pursuant to a registration statement under the 1933 Act or pursuant to a transaction under Rule 144 thereunder. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

            9.3 Governing Law. This Agreement shall be governed by and construed under and interpreted in accordance with the laws of the State of Missouri as applied to agreements among Missouri residents entered into and to be performed entirely within Missouri, without reference to the rules governing conflicts of laws.

            9.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            9.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement or any portion thereof.

            9.6 Notices. Any notice required or permitted under this Agreement is to be given in writing and shall be deemed effectively given upon personal delivery or telecopy or upon deposit with the United States post office, by registered or certified mail, postage prepaid, addressed to the Purchasers at their respective addresses set out on Schedule 1 hereto or such other address as any Purchaser or the subsequent holder of any Stock or Warrant initially issued to any Purchaser may designate in writing and if to the Company, delivered or mailed to TALX Corporation, 1850 Borman Court, St. Louis, Missouri 63146, marked "Attention: President" or to such other address as the Company may in writing designate to the Purchasers or to subsequent holders of the Stock or Warrants initially issued to the Purchasers.

            9.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of at least 66-2/3% of the outstanding shares of the Stock and the Exercise Stock (including, for such purposes, on a proportional basis, any outstanding shares of Conversion Stock that have not been sold to the public). Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted), and each future holder of all such securities and the Company.

            9.8 Expenses. The Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement, and the Company shall be responsible for and pay the legal fees of the Purchasers to Thompson & Mitchell associated with this transaction up to the sum of $3,000.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    TALX CORPORATION

                                    BY:
                                        ----------------------------------------
                                        William W. Canfield, President

                                    MITEK INDUSTRIES, INC.

                                    BY:
                                        ----------------------------------------
                                        John M. Casper, Senior Vice
                                        President/Treasurer

                                    INTECH GROUP, INC.

                                    BY:
                                        ----------------------------------------
                                        William W. Canfield, President

                                    GATEWAY VENTURE PARTNERS II, L.P.

                                    By:  GATEWAY ASSOCIATES L.P.,
                                         Its General Partner

                                         BY:
                                             -----------------------------------
                                             Richard F. Ford,
                                             General Partner

                                    ZINSMEYER TRUSTS PARTNERSHIP

                                    BY:
                                        ----------------------------------------

                                        Authorized Partner

                                   SCHEDULE 1

                                                           Dollar
                                                           Amount of
                                                           Securities
                                     Number                Issuable
                                     Of        Purchase    Upon
                                     Series B  Price       Exercise     Purchase
                                     Shares    Of          Of Warrants  Price
                                     To be     Series B    To be        For
                                     Acquired  Shares      Issued       Warrants
                                     --------  ----------  -----------  --------

Gateway Venture Partners II, L.P...   141,691  $269,214*   $  708,455   $   0.60
8000 Maryland Avenue
Suite 1190
St. Louis, MO 63105
ATTN:  Richard F. Ford

Intech Group, Inc. .............       17,922    34,053        89,610       0.08
1860 Borman Court
St. Louis, MO 63146
ATTN:  William W. Canfield

MiTek Industries, Inc. .........       53,912   102,434**     269,560       0.23
P.O. Box 7359
St. Louis, MO 63177
ATTN:  John M. Casper

Zinsmeyer Trusts Partnership....       23,348    44,363       116,740       0.09
13525 Clayton Road
St. Louis, MO 63141
ATTN:  Andrew Zinsmeyer

Total: .........................      236,873  $450,064    $1,184,365   $   1.00
                                     --------  ----------  -----------  --------
- ----------

* To be paid in part by cancellation of indebtedness of the Company in principal amount of $87,224.

** To be paid by cancellation of indebtedness of the Company in principal amount of $102,434.

                                    EXHIBIT A

                                  ARTICLE THREE

            A.    Classes and Number of Shares

            The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 74,000,000 shares, consisting of 65,300,000 shares of Common Stock, par value $0.0625 per share (the "Common Stock") and 8,700,000 shares of Preferred Stock, which have been designated as follows:

                  (i) 2,373,000 shares of Series A Convertible Preferred Stock, par value $0.0625 per share (the "Series A Preferred Stock");

                  (ii) 327,000 shares of Series B Convertible Preferred Stock, par value $0.0625 per share (the "Series B Preferred Stock");

                  (iii) 6,000,000 shares of Series C Convertible Preferred Stock, par value $0.0625 per share (the "Series C Preferred Stock").

            The Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock are collectively referred to hereinafter as the "Preferred Stock."

            The preferences, powers, qualifications, special or relative rights or privileges of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Common Stock shall be as set forth in Sections B and C of this Article Three.

            B.    The Preferred Stock

            Section 1. Rank. With respect to mandatory redemption payments and rights upon liquidation, dissolution or winding up of the affairs of the
Corporation: (a) each share of Series C Preferred Stock shall rank senior and prior to the shares of Series A Preferred Stock and Series B Preferred Stock, and each share of Series B Preferred Stock, in turn, shall rank senior and prior to the shares of Series A Preferred Stock; (b) shares of a series of Preferred Stock shall rank on a parity with any other class or series of capital stock of the Corporation hereafter issued for fair value as determined by the Board of Directors of the Corporation the terms of which specifically provide that shares of such class or series shall rank on a parity with the shares of such series of Preferred Stock; (c) shares of a series of Preferred Stock shall rank senior and prior to the Common Stock and to any other class or series of capital stock of the Corporation hereafter issued unless the terms of such class or series of capital stock of the Corporation specifically provide that shares of such class or series shall rank prior to or on a parity with the shares of such series of Preferred Stock (shares of the Common Stock and any other class or series of capital stock of the Corporation hereafter issued the terms of which do not specifically provide that such shares shall rank prior to or on a parity with shares of such series of Preferred Stock are hereinafter collectively referred to as "Junior Securities"); and (d) shares of a series of Preferred Stock shall rank junior to any other class or series of capital stock of the Corporation hereafter issued with the consent of the holders of at least 66-2/3% of the shares of the affected series of Preferred Stock (pursuant to Section B(6) hereof) the terms of which specifically provide that shares of such class or series shall rank senior to shares of such series of Preferred Stock (shares of such class or series are collectively referred to as "Senior Securities"). In the event the proceeds of mandatory redemption, liquidation, dissolution or winding up of the Corporation are insufficient to pay the holders of shares of a series of Preferred Stock the full amount to which they would be entitled, such proceeds shall be paid pro rata to the holders of such series of Preferred Stock based upon the number of shares held.

            Section 2. Dividends. If the Board of Directors shall elect to declare dividends out of funds legally available therefor, such dividends shall be declared on all Preferred Stock and Common Stock and the holders of the Preferred Stock shall share such dividends pro rata with (a) the holders of the Common Stock in accordance with the number of shares of Common Stock held by such holders and (b) other holders of the Preferred Stock in accordance with the number of shares of Common Stock receivable upon conversion of the Preferred Stock held by such holders.

            Section 3.  Liquidation.

            (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of any Junior Securities by reason of their ownership thereof, (i) the amount of (A) $1.90 per share for Series A or Series B Preferred Stock, and (B) the issuance price per share of Series C Preferred Stock (in each case, the "Issuance Price"); and (ii) an amount equal to all declared but unpaid dividends on such shares. If upon the occurrence of such event the assets and funds available for distribution to the holders of Preferred Stock are insufficient to permit the payment to such holders of the full preferential liquidation amounts to which they are entitled, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of

Preferred Stock in proportion to the respective liquidation amounts due to each holder in accordance with their rank as provided in Section B(1) of this Article Three. After payment has been made to the holders of the Preferred Stock of the full preferential liquidation amounts to which they are entitled, all remaining assets of the Corporation legally available for distribution, if any, shall be distributed pro rata among all holders of Preferred Stock, Junior Securities and capital stock convertible into Common Stock on the basis of their respective interests in the Common Stock on an "as if converted" basis.

            (b) Inclusion of Certain Transactions. For purposes of this Section 3, a liquidation, dissolution or winding up of the Corporation shall be deemed to include the Corporation's sale of all or substantially all of its assets or the acquisition of the Corporation by another entity by means of merger or consolidation resulting in the exchange of the outstanding shares of this Corporation for securities or consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary.

            Section 4.  Conversion.

            (a)   Conversion Rights.  The holders of Preferred
Stock shall have the following conversion rights ("Conversion
Rights"):

                  (i) Voluntary Conversion. Subject to the provisions set forth in Section B(5) below, each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for such stock, into one fully paid and nonassessable share of Common Stock; provided, however, that if the outstanding number of shares of Common Stock are increased or decreased through stock split, stock dividend, stock consolidation or similar adjustment in the Corporation's outstanding capital stock, the number of shares receivable upon conversion shall be adjusted appropriately and proportionately such that the number of shares of Common Stock issuable after such change shall be equal to the number and kind of shares the holder of such Preferred Stock would have held had the Preferred Stock been converted immediately prior to said event.

                  (ii) Automatic Conversion. Each share of Preferred Stock shall automatically be converted into one share of Common Stock in the event that (A) the Company completes a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public with aggregate net proceeds to the Corporation of not less than $5,000,000, or (B) the holders of at least 66-2/3% of all outstanding shares of Preferred Stock consent to such conversion; provided, however, that if the outstanding number of shares of Common Stock are increased or decreased through stock split, stock dividend, stock consolidation or other similar adjustment to the Corporation's outstanding capital stock, the number of shares receivable upon conversion shall be adjusted appropriately and proportionately such that the number of shares of Common Stock issuable after such change shall be equal to the number and kind of shares the holder of such Preferred Stock would have held had the Preferred Stock been converted immediately prior to said event. In the event of conversion upon a public offering, the persons entitled to receive the Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted their shares until immediately prior to the closing of the sale of such securities.

            (b) Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to the Corporation at such office that he elects to convert the same. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to the holder, or to the nominee of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and a check payable to such holder in the amount of any cash amounts payable as the result any declared and unpaid dividends on the converted Preferred Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate representing the shares of the Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, then the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event any person entitled to receive the Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the completion of such sale of securities.

            (c) Exercise of Voluntary Conversion Rights on Merger or Sale of Assets.

                  (i) Notice. The Corporation shall give each holder of record of Preferred Stock written notice of any merger of the Corporation with any other corporation or any other corporate reorganization in which the Corporation is not the continuing or surviving entity of such merger or reorganization, or of any sale of substantially all of the assets of the Corporation. Such notice shall be given not later than 20 days prior to the shareholders' meeting called to approve such transaction or 20 days prior to the completion of such transaction, whichever is earlier. Such notice shall describe the material terms and conditions of the contemplated transaction, as well as the terms and conditions of Section B(3) above and this Section B(4)(c), setting forth the date on which the holders of shares of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon the occurrence of such event. The Corporation shall thereafter give such holders prompt notice of any material changes in such terms and conditions. The transaction shall in no event take place sooner than 20 days after the mailing by the Corporation of the notice provided for in this Section B(4)(c)(i); provided, however, that such period may be shortened or waived upon the written consent of the holders of at least 66-2/3% of all outstanding shares of Preferred Stock.

                  (ii) Conditional Exercise of Conversion Rights. If subsequent to the giving of notice pursuant to Section B(4)(c)(i) above but not later than 10 days prior to the closing of such transaction, any holder of Preferred Stock elects to exercise its Conversion Rights, then the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing of such transaction, in which event the person entitled to receive the Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such transaction.

            (d)   Notices.

                  (i) Events Triggering Notices. In addition to any notices otherwise required by this Section B(4), the following events shall also cause the Corporation to issue notices in accordance with the provisions of Section B(4)(d)(ii) below:

                        (1)   a declaration by the Corporation of any
dividend or distribution upon shares of its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                        (2)   a pro rata offering by the Corporation
to the holders of any class or series of its stock to subscribe for any additional shares of stock of any class or series or other rights; or

                        (3)   any reclassification or
recapitalization by the Corporation of its outstanding Common Stock.

                  (ii) Types of Notice. At least 20 days prior to the record date for the dividend, distribution or subscription rights referred to in Sections B(4)(d)(i)(1) and B(4)(d)(i)(2) above or for determining rights to vote with regard to the matters referred to in Section B(4)(d)(i)(3) above, the Corporation shall send a notice to each holder of Preferred Stock setting forth the record or voting date and the nature of the action. Each such written notice shall be given by personal delivery or by first class mail, postage prepaid, addressed to each holder of Preferred Stock at the address for each such holder as shown on the books of the Corporation.

            (a) No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section B(4) and in the taking of all actions that may be necessary or appropriate to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

            Section 5.  Redemption.

            (a) Mandatory Redemption of the Preferred Stock. On January 1, 1994, the Corporation shall, to the extent it may lawfully do so, redeem each share of Preferred Stock which has not been converted to Common Stock by paying in cash therefor an amount per share equal to (i) the greater of: (A) the Issuance Price, or (B) 10 times the average of consolidated earnings per share of Common Stock for the two full fiscal years immediately preceding January 1, 1994 for each share of Preferred Stock; plus (ii) any dividends declared but not then paid (such aggregate amount per share being referred to herein as the "Redemption Price"). For purposes of this Section B(5)(a), earnings per share of Common Stock shall be determined in accordance with generally accepted accounting principles applied on a consistent basis. If the funds of the Corporation available for redemption of Preferred Stock on the Redemption Date are insufficient to redeem the total number of shares of Preferred Stock to be redeemed on such date, then those funds that are legally available shall be used to redeem the maximum possible number of the shares ratably among the holders of the shares to be redeemed in accordance with Section B(1).

            (b) Notice of Redemption. At least 45 days but no more than 60 days prior to the date fixed for any redemption of Preferred Stock (the "Redemption Date"), written notice (the "Redemption Notice") shall be mailed, postage prepaid, to each holder of record at the close of business on the business day next preceding the day on which notice is given, at the address last shown on the records of this Corporation for such holder (or at the address given by the holder to the Corporation for the purpose of notice or if no such address appears or is given, at the place where the principal executive office of the Corporation is located), notifying such holder of (i) the Preferred Stock to be redeemed, (ii) specifying the Redemption Date, the applicable Redemption Price, the place at which payment may be obtained, and the date on which such holder's Conversion Rights as to such shares terminate and (iii) calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his certificate or certificates representing the shares to be redeemed. Except as provided in Section B(5)(c) below, on or after the close of business on the Redemption Date, each holder of Preferred Stock to be redeemed shall surrender to the Corporation the certificate or certificates representing such shares in the manner and at the place designated in the Redemption Notice. Thereupon, the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled. If less than all the shares represented by such certificate are redeemed, then a new certificate shall be issued representing the unredeemed shares.

            (c) Cessation of Rights. From and after the Redemption Date, unless there has been a default in payment of the Redemption Price, all dividends, if any, on the Preferred Stock designated for redemption in the Redemption Notice shall cease to accrue, all rights of the holders of such shares as holders of shares of Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares and such shares shall not thereafter be transferred on the books of this Corporation or be deemed to be outstanding for any purpose whatsoever; provided, however, that any shares of Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein (specifically including but not limited to Conversion Rights) as if such shares had not been called for redemption. At any time thereafter when additional funds of the Corporation are legally available for the redemption of any unredeemed shares of Preferred Stock, such funds shall immediately be set aside for the redemption of the balance of the shares that the Corporation was obligated to redeem on the Redemption Date.

            (d) Deposit of Redemption Price. Three days prior to the Redemption Date, the Corporation shall deposit an amount equal to the total amount required to redeem all outstanding shares of Preferred Stock designated for redemption in the Redemption Notice and not yet converted with a bank or trust company having aggregate capital and surplus in excess of $50,000,000 as a trust fund for the benefit of the respective holders of the shares to be redeemed. Simultaneously, the Corporation shall provide such bank or trust company with irrevocable instructions to pay to each holder for each share of Preferred Stock surrendered, on and after the Redemption Date, the Redemption Price upon surrender of the certificate representing such a share. Any monies deposited by the Corporation pursuant to this Section B(5)(d) for the redemption of shares that are thereafter converted into shares of Common Stock shall be returned to the Corporation forthwith upon such conversion. The balance of any monies so deposited by the Corporation which have not been claimed by stockholders or returned to the Corporation because the shares were converted at the expiration of the 1-year period following the Redemption Date shall thereafter be returned to the Corporation, provided that the shareholder to which such monies would be payable hereunder shall be entitled, upon proof of its ownership of the Preferred Stock and payment of any bond requested by the Company, to receive such monies from the Corporation. Monies deposited on or after the Redemption Date shall not bear interest. The Corporation shall bear the administrative costs for the trust fund.

            Section 6. Voting Rights. Except as otherwise required by law or these Articles, in connection with all matters to be voted upon by the Corporation's shareholders, all shareholders shall vote as a single class, with each share of Preferred Stock issued and outstanding having the number of votes equal to the number of shares of Common Stock into which the share of Preferred Stock is convertible. Notwithstanding any other provision of this Article Three to the contrary, in addition to any other rights provided by law, so long as at least 250,000 shares of Preferred Stock are outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than 66-2/3% of the shares of Preferred Stock outstanding, take any of the following actions:

            (a) amend or repeal any provision of, or add any provision to, this Corporation's Articles of Incorporation or Bylaws, if such action would materially and adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of the holders of shares of the Preferred Stock (this specifically includes but is not limited to any change in the number of directors, indemnification of directors or change in this Section B(6));

            (b) authorize or issue shares of any class of stock having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Preferred Stock, or authorize or issue shares of stock of any class or any convertible bonds, convertible debentures, convertible notes or other obligations that are convertible into or exchangeable for, or have option rights to purchase, any shares of stock of this Corporation having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Preferred Stock;

            (c) reclassify any securities into shares having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of any series of the Preferred Stock;

            (d) pay or declare any dividend on any Junior Securities (except dividends payable solely in shares of Common Stock) or apply any of the Corporation's assets to the redemption, retirement, purchase or acquisition, directly or indirectly, through subsidiaries or otherwise, of any Junior Securities, except from employees or directors or consultants of the Corporation upon termination of employment or services pursuant to the terms of restrictive stock agreements entered into with such employees, directors or consultants; or

            (e) sell, convey or otherwise dispose of or encumber all or substantially all of the Corporation's property or business or merge into or consolidate with any other corporation (other than a wholly owned subsidiary corporation) or effect any transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of.

            C.  Common Stock.

            Section 1. Rank. The Common Stock shall, upon liquidation, dissolution or winding up of the affairs of the Corporation, rank (a) senior and prior to any class or series of capital stock of the Corporation hereafter issued the terms of which specifically provide that shares of such class or series shall rank junior to the shares of Common Stock; (b) on a parity with any other class or series of capital stock of the Corporation hereafter issued the terms of which specifically provide that shares of such class or series shall rank on a parity with the shares of Common Stock; and (c) junior to the shares of the Preferred Stock and to any other class or series of capital stock of the Corporation hereafter issued unless the terms of such class or series of capital stock of the Corporation specifically provide that such series or class shall rank junior to or on a parity with shares of the Common Stock.

            Section 2. Dividends. If the Board of Directors shall elect to declare dividends out of funds legally available therefor, such dividends shall be declared on all shares of Preferred Stock and Common Stock and the holders of Common Stock shall share such dividends pro rata with (a) the holders of the Preferred Stock in accordance with the provisions set forth in Section B(2) of this Article Three, and (b) other holders of the Common Stock in accordance with the number of shares of Common Stock held.

            Section 3. Liquidation. Subject to Section B(3) of this Article Three, in the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, after payment of all preferential liquidation payments on outstanding Senior Securities and the Preferred Stock, the holders of the Common Stock shall be entitled to receive their pro rata share of all of the remaining assets of the Corporation legally available for distribution, if any, along with the holders of the Preferred Stock, on the basis of their respective interests in the Common Stock on an "as if converted basis."

            Section 4. Voting Rights. Except as otherwise required by law, in accordance with all matters to be voted upon by the holders of Common Stock, each share of Common Stock issued and outstanding shall have one vote.

            D.  No Preemptive Rights

            No holder of any stock of any class or other securities of this Corporation shall have any preemptive or preferential right by reason of his being a shareholder or a security holder to have first offered to him, or to subscribe for, purchase or receive any part of the presently authorized stock of this Corporation, or any part of any stock of this Corporation which may hereafter be authorized, issued or sold, or any part of any debentures, bonds or other securities of this Corporation convertible into, exchangeable for, or representing stock or securities which may at any time be authorized, issued or sold by this Corporation.

                                    EXHIBIT B


THE SALE OF THE SECURITIES REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. NO SALE OR OTHER DISPOSITION OR PLEDGE OF THESE SECURITIES MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.


                                TALX CORPORATION
                                     WARRANT
                          VOID AFTER DECEMBER 31, 1993


            1.    The Warrant; Period of Exercise.

                  (a) Preferred Stock Purchase Agreement. This Warrant is executed and delivered by TALX Corporation, a Missouri corporation (the "Company"), in accordance with the Securities Purchase Agreement dated as of November __, 1990 (the "Agreement") executed and delivered by the Company, pursuant to which Warrants (the "Warrants") to purchase securities of the Company were issued. All provisions of the Agreement applicable hereto are incorporated herein by reference. Capitalized terms used but not otherwise defined herein shall have meanings ascribed to such terms in the Agreement.

                  (b) Number and Price of Securities Subject to Warrant. Subject to the terms and conditions herein set forth, __________ or its registered successors or assigns (the "Holder"), is entitled to purchase from the Company, upon the occurrence of any Triggering Event (as hereinafter defined) and any time and from time to time thereafter until December 31, 1993, up to $_____ of fully paid and nonassessable Warrant Securities (as hereinafter defined), subject to adjustment as set forth below. The purchase price of securities purchased hereunder shall be as provided in Section 1(f) of this Agreement, subject to adjustment as hereinafter provided. The purchase price of one unit of Warrant Securities payable from time to time upon the exercise of this Warrant (whether such price be the price specified above or an adjusted price determined as hereinafter provided) is referred to herein as the "Applicable Warrant Price."

                  (c) Partial Exercise. This Warrant may be exercised by the Holder from time to time as to all or a portion of the Warrant Securities subject hereto.

                  (d) Triggering Event. As used in this Warrant and for purposes of determining the Warrant Securities and Applicable Warrant Price, the term "Triggering Event" shall mean:

                         (i) the Company's receipt, at any time on or after
November 28, 1993, of the written consent to the exercisability of the Warrants by the holders of at least 40% of the number of shares of the Company's outstanding Preferred Stock (including for purposes of determining such percentage any shares of the Company's Series C Convertible Preferred Stock ("Series C Shares") issuable upon exercise of this Warrant pursuant to this
Section 1(d)(i)) ("Consent Exercise");

                         (ii) the completion of the offer and sale by the
Company of any equity securities, any securities convertible into equity securities or any package of equity securities and debt securities ("New Securities"), placed in a transaction exempt from the registration provisions of the federal securities laws with an entity that is not an affiliate of Gateway Venture Partners II, L.P. in a transaction or series of related transactions which would be subject to integration pursuant to Regulation D under the Securities Act of 1933, as amended (the "1933 Act"), in an aggregate amount of at least $1.2 million cash ("Qualifying Round");

                         (iii) the liquidation, sale of all or substantially all
the outstanding capital stock or assets of the Company, or the merger or consolidation of the Company with or into another corporation other than a wholly-owned subsidiary of the Company ("Sale"); or

                         (iv) the completion by the Company of a firm-commitment
underwritten public offering pursuant to an effective registration statement under the 1933 Act covering the offer and sale of Common Stock for the account of the Company of not less than $5 million ("Qualifying Public Offering").

                  The Company shall give the Holder at least 20 days' prior written notice of the proposed occurrence of a Qualifying Round, Sale or Qualifying Public Offering and thereafter the exercise of this Warrant shall be conditioned upon the occurrence of the Qualifying Round, Sale or Qualifying Public Offering, in which case the person entitled to receive the Warrant Securities issuable upon such exercise shall not be deemed to have exercised this Warrant until immediately prior to the occurrence of such Qualifying Round, Sale or Qualifying Public Offering. As used in this Warrant, the term "affiliate" shall have the meaning ascribed thereto in Rule 405 under the 1933 Act.

                  (e) Warrant Securities. As used in this Warrant, the term

"Warrant Securities" shall mean:

                         (i) Series C Shares in the event of a Consent Exercise,
Sale or Qualifying Public Offering; or

                         (ii) New Securities of the Company in the event of a
Qualifying Round. (f) Applicable Warrant Price. The Applicable Warrant Price shall be: (i) $0.25 per share in the case of Series C Shares issued pursuant to paragraph 1(e)(i), (iii) or (iv) hereof; and (ii) the lowest price per unit of the New Securities being paid by investors in the Qualifying Round in the case of New Securities issued pursuant to paragraph 1(e)(ii) hereof.

            2. Adjustment of the Applicable Warrant Price and Number and Kind of Warrant Securities. The Applicable Warrant Price and the number and kind of Warrant Securities shall be subject to adjustment from time to time upon the happening of certain events as follows:

                  (a) Adjustment for Dividends in Stock. In case at any time or from time to time on or after the date hereof the holders of any shares of stock or other securities at the time receivable upon the exercise of this Warrant shall have received, or, on or after the record date fixed for the determination of eligible shareholders, shall have become entitled to receive, without payment therefor, other or additional stock of the Company by way of dividend, then and in each case, the Holder shall, upon the exercise hereof, be entitled to receive, in addition to the Warrant Securities receivable thereupon, and without payment of any additional consideration therefor, the amount of such other or additional stock of the Company which such Holder would have held on the date of such exercise had it been the holder of record of such Warrant Securities on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such Warrant Securities and/or all other additional stock receivable by it as aforesaid during such period, giving effect on all adjustments called for during such period by paragraphs (b) and
(c) of this paragraph 2.

                  (b) Adjustment for Reclassification, Reorganization or Merger. In case of any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or of any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) on or after the date hereof, or in case, after such date, the Company (or any such other corporation) shall merge with or into another corporation or convey all or substantially all of its assets to another corporation, then and in each such case the Holder, upon the exercise hereof at any time after the consummation of such reclassification, change, reorganization, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in subparagraphs (a) and (c); in each such case, the terms of this paragraph 2 shall be applicable to the shares of stock or other securities properly receivable upon the exercise of this Warrant after such consummation.

                  (c) Stock Splits and Reverse Stock Splits. If at any time on or after the date hereof the Company shall subdivide its outstanding Series C Shares into a greater number of shares, the Applicable Warrant Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares receivable upon exercise of the Warrant shall be proportionately increased; and, conversely, if at any time on or after the date hereof the outstanding number of shares of Series C Shares shall be combined into a smaller number of shares, the Applicable Warrant Price in effect immediately prior to such combination shall be proportionately increased and the number of shares receivable upon exercise of the Warrant shall be proportionately decreased.

                  (d) Adjustments to New Securities. In the event the Warrant Securities shall be New Securities in lieu of Series C Shares, the Applicable Warrant Price and the number and kind of securities issuable upon the exercise of this Warrant shall be adjusted upon the occurrence of the events described in paragraphs (a), (b) and (c) above with respect to the New Securities in the same manner as provided in this paragraph 2 with respect to Series C Shares.

            3. Other Adjustments. Except as provided herein or in paragraph 2, no adjustment on account of dividends or interest on Warrant Securities will be made upon the exercise hereof.

            4. No Fractional Shares. No fractional Series C Shares or New Securities will be issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one Series C Share or unit of New Securities, as the case may be, on the date of exercise, as determined in good faith by the Company's Board of Directors.

            5. No Shareholder Rights. This Warrant shall not entitle the Holder to any of the rights of a shareholder of the Company.

            6. Reservation of Stock. The Company covenants that during the period this Warrant is exercisable, the Company will reserve from its authorized but unissued Series C Shares, a sufficient number of shares to provide for the issuance of Series C Shares upon the exercise of this Warrant. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for Warrant Securities.

            7. Exercise of Warrant. The Holder's ability to exercise this Warrant is subject to the Company's having obtained all necessary governmental approvals prior to such exercise. The Company shall use its best efforts promptly to obtain such consents after the date hereof. Subject to such approvals, this Warrant may be exercised by the Holder by its giving written notice to the Company of its intent to exercise the Warrant ("Exercise Notice") on or before the expiration of this Warrant, which Exercise Notice shall indicate the number of Warrant Securities to be purchased by the Holder hereunder. Upon giving such notice, the Holder shall surrender this Warrant at the principal office of the Company and pay the Applicable Warrant Price for the Warrant Securities to be acquired in cash or by check. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Warrant Securities shall be treated for all purposes as the holder of such securities of record as of the close of business on such date. As promptly as practicable on or after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of Warrant Securities, together with cash in lieu of any fraction of a share as provided above. In the event that this Warrant shall be exercised as to only a portion of the Warrant Securities subject hereto, the Company shall, upon issuance of the Warrant Securities acquired on partial exercise of this Warrant, deliver to the holder a new Warrant to purchase the remaining Warrant Securities subject hereto.

            8. Certificate of Adjustment. Whenever the Applicable Warrant Price is adjusted as herein provided, the Company shall promptly deliver to the Holder of this Warrant a certificate of an officer of the Company setting forth the Warrant Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

            9. Restrictions on Transfer of Warrant. This Warrant and all rights hereunder are transferable, in whole or in part. The terms of this Warrant shall be binding upon the successors and assigns of the Holder.

            10. Compliance with Securities Laws.

                  (a) The Holder represents and agrees that this Warrant (and the Warrant Securities, if the Warrant is exercised), are purchased only for investment, for the Holder's own account, and without any present intention to sell or distribute the Warrant or the Warrant Securities. The Holder further acknowledges that the Warrant Securities will not be issued pursuant to the exercise of this Warrant unless the exercise of the Warrant and the issuance and delivery of such Warrant Securities shall comply with all relevant provisions of law, including, without limitation, the 1933 Act, and other federal and state securities laws and regulations and the requirements of any stock exchange upon which the securities may then be listed.

                  (b) The Holder acknowledges and agrees that this Warrant and the Warrant Securities have not been registered under the 1933 Act and accordingly will not be transferable except as permitted under the various exemptions contained in the 1933 Act, or upon satisfaction of the registration and prospectus delivery requirements of the 1933 Act. Therefore, the Warrant and Warrant Securities must be held indefinitely unless they are subsequently registered under the 1933 Act or an exemption from such registration is available. The Holder understands that the certificate evidencing the Warrant Securities will be imprinted with a legend which prohibits the transfer of the Warrant Securities unless they are registered or unless the Company receives an opinion of counsel reasonably satisfactory to the Company that such registration is not required. The Holder is aware of the adoption of Rule 144 by the Securities and Exchange Commission and that Company is not now and, at the time he wishes to sell the Warrant Securities, may not be satisfying the current public information requirements of Rule 144 and, in such case, the Holder would be precluded from selling the securities under Rule 144. The Holder understands that a stop transfer instruction will be in effect with respect to transfer of Warrant Securities consistent with the requirements of the securities laws.

            11. Miscellaneous. This Warrant shall be governed by the laws of the State of Missouri. The headings in this Warrant are for purposes of convenience of reference only and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the Company and the registered holder hereof. All notices and other communications from the Company to the Holder of this Warrant shall be mailed by first-class registered or certified mail, postage prepaid, to the address furnished to the Company in writing by the last Holder of this Warrant who shall have furnished an address to the Company in writing.

            ISSUED this day of November, 1990.

                                        TALX CORPORATION

                                        By
                                           -------------------------------------
                                           William W. Canfield, President

                                SUBSCRIPTION FORM

                 (To be signed only upon exercise of Warrant)


To:  TALX CORPORATION


            The undersigned, the holder of the attached Warrant, hereby irrevocably elects to exercise the purchase right represented by that Warrant for, and to purchase under that Warrant, __________ shares of Series C Convertible Preferred Stock or New Securities of the Company issuable thereunder, as the case may be, and herewith makes payment of __________ for those securities, and requests that the certificates for the shares be issued in the name of, and delivered to, ____________________, whose address is
____________________.


Dated: __________, 19__.


                                    (Signature must conform in all respects to name of holder as specified on the face of the attached Warrant.)


                                    By
                                      ------------------------------------------
                                      Title:
                                            ------------------------------------

                                      ------------------------------------------

                                      Address
                                             -----------------------------------

                                      ------------------------------------------

                               LIST OF SCHEDULES
                               -----------------

Schedule 1 - Purchase Price



     The Registrant hereby undertakes to furnish supplementally a copy of any omitted Schedule to the Commission upon request.